REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
To the Trustees of Sun Capital Advisers Trust and the Shareholders of SC AllianceBernstein
International Value Fund, SC BlackRock International
Index Fund, SC BlackRock Large Cap Index Fund
(formerly known as SC Oppenheimer Large Cap Core
Fund), SC BlackRock Small Cap Index Fund (formerly known as SC Oppenheimer Main Street Small Cap Fund),
SC Goldman Sachs Mid Cap Value Fund, SC Columbia
Small Cap Value Fund (formerly known as SC Dreman
Small Cap Value Fund), SC Davis Venture Value Fund,
SC Invesco Small Cap Growth Fund (formerly known as
SC AIM Small Cap Growth Fund), SC Lord Abbett Growth
& Income Fund, SC WMC Blue Chip Mid Cap Fund, SC WMC
Large Cap Growth Fund, Sun Capital Global Real Estate
Fund, SC Ibbotson Tactical Opportunities Fund, Sun
Capital Investment Grade Bond Fund, Sun Capital Money
Market Fund, SC BlackRock Inflation Protected Bond
Fund, SC Goldman Sachs Short Duration Fund, SC PIMCO
High Yield Fund, SC PIMCO Total Return Fund, SC
Ibbotson Balanced Fund, SC Ibbotson Conservative Fund (formerly known as SC Ibbotson Moderate Fund), and SC Ibbotson Growth Fund (collectively the "Funds"):
In planning and performing our audits of the financial statements of the Funds as of and for the period ended December 31, 2010, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds' is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a fund's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of December 31, 2010.




This report is intended solely for the information and use of management, the Trustees of Sun Capital Advisers Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.



/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 28, 2011